UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NDCHEALTH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a copy of a notice sent to certain NDCHealth stockholders on December 20, 2005.

NDCHealth Corporation

NDC Plaza

Atlanta, Georgia 30329-2010

IMPORTANT REMINDER TO VOTE YOUR PROXY

December 20, 2005

Dear NDCHealth Stockholder:

Our records indicate your vote has not yet been received for the Special Meeting of Stockholders of NDCHealth Corporation to be held on Friday, January 5, 2006 at 4:00 p.m., local time, at the offices of NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 26, 2005, by and among Per-Se Technologies, Inc., Royal Merger Co. and NDCHealth, and approve the merger pursuant to which NDCHealth will merge with Royal Merger Co., with NDCHealth continuing as the surviving entity and a wholly owned subsidiary of Per-Se, and each share of NDCHealth common stock will be converted into the right to receive $13.00 in cash, plus a number of shares of Per-Se common stock equal to $6.50 divided by the price per share of Per-Se common stock as determined in accordance with the terms of the merger agreement, subject to Per-Se’s option to increase the cash portion of the per share merger consideration and correspondingly decrease the stock portion. You will also be asked to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies.

*YOUR VOTE IS IMPORTANT*

Institutional Shareholder Services (“ISS”), the nation’s leading proxy voting advisory service firm, has recommended that NDCHealth Stockholders vote to approve all items on the agenda. In its report, ISS stated “…we believe that the merger agreement warrants shareholder support.” ISS provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries, and is the leading provider of proxy voting and corporate governance services, recommending votes for over 20,000 shareholder meetings each year.

*PLEASE VOTE YOUR SHARES BY PHONE OR INTERNET TODAY*

In order to ensure that every stockholder has an opportunity to vote his or her shares, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

The Board of Directors has determined that the Merger is in the best interests of the stockholders of NDCHealth, and recommends that you vote “For” the proposal to approve the Merger as well as the proposal to adjourn the meeting if necessary.

Please vote by Telephone or by Internet Today pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for voting promptly.

Sincerely,

Chairman and Chief Executive Officer

NDCHealth Corporation